Exhibit 99.1

For Immediate Release

Contacts:

Jim Brill

SVP, Finance and Chief Financial Officer

(818) 878-7900

On Assignment Reports Third Quarter 2008 Results

Record Quarterly Revenues of $161.9 Million and Net Income of $6.9 Million

CALABASAS, Calif., October 29, 2008 — On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended September 30, 2008.

Third Quarter 2008 Financial Comparisons and Analysis:

•                  Revenues for the third quarter of 2008 were $161.9 million and above the high-end of the Company’s previously announced estimate of $156.5 to $160.0 million. Revenues were up 8.9% from the third quarter of 2007 and grew at a faster rate than the 8.5% in the 2nd quarter of 2008.

•                  Gross margin was 32.6%, up from 32.0% in the third quarter of 2007.

•                  Net income was $6.9 million, or $0.19 per share, up 113% from $3.3 million, or $0.09 per share, in the third quarter of 2007 and above the high end of the Company’s previously-announced estimate of $0.14 to $0.17 per share.  Net income for the quarter included a non-cash gain of $503,000, or $0.01 per share, on the Company’s $73 million interest rate swap.  This mark-to-market adjustment was not included in the Company’s estimates and compares with a loss of $915,000, or $0.01 per share, in the same period last year.

•                  Adjusted EBITDA (a non-GAAP measurement defined below) for the quarter was $18.8 million, up 17.1% from $16.0 million for the same period in 2007.

•                  Interest expense, net of interest income, for the quarter was of $2.2 million compared with $2.6 million in the third quarter of 2007.

For the third quarter of 2008, the Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were $48.0 million, up 7.8% from $44.5 million in the same period of 2007.  Nurse Travel revenues of $33.4 million were up 8.5% from $30.8 million in the same period of 2007. Allied Healthcare revenues of $14.6 million were up 6.2% from $13.7 million in the same period of 2007. The Physician segment had revenues of $23.6 million, an increase of 23.4% over $19.1 million in the same period of 2007, and the IT and Engineering segment revenues were $56.4 million, an increase of 11.5% over $50.6 million in the same period of 2007. The Life Sciences segment revenues were $33.9 million, down 1.4% from $34.4 million in the same period of 2007.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “In spite of the loss of approximately 800,000 jobs this year in the U.S. labor markets and an increasingly more difficult U.S. economy, our business model, once again, permitted us to perform well and gain market share in the end markets we serve.” Dameris concluded, “During these uncertain economic times, our focus will remain on improving the diversity of our customer and skill mix, maintaining our gross margins, leveraging our back office infrastructure and generating cash. Based on the performance we have reported in 2008, we believe that we are well positioned to meet our goals of maintaining gross margins, generating cash and acquiring market share.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our third quarter gross margin was 32.6%, up 60 basis points over last year’s third quarter. In the third quarter of 2008, gross margin in Life Sciences was 34.2%, Healthcare gross margin was 25.6%, our Physician segment gross margin was 31.6% and the IT and Engineering segment gross margin was 38.1%. Bill/pay spreads in each of our segments expanded in the third quarter versus the same period of 2007.” Brill continued, “Our operating and Adjusted EBITDA margins expanded to 8.4% and 11.6%, respectively and once again, we increased our cash and cash equivalents to $48.7 million from $40.1 million at the end of the second quarter. Amortization of intangibles was $2.4 million, depreciation was $1.2 million and equity-based compensation expense was $1.6 million.”

Fourth Quarter 2008 Financial Estimates:

Based on revenues in the first three weeks of the fourth quarter of 2008 and assuming normal seasonal patterns and no deterioration in the staffing markets that On Assignment serves, the Company provided the following financial estimates for the quarter ending December 31, 2008:

•                  Revenues of $152.0 to $156.5 million

•                  Gross margin of 31.85% to 32.10%

•                  SG&A of $38.7 to $39.3 million, including depreciation of approximately $1.4 million, amortization of intangibles of approximately $2.4 million and approximately $1.5 million in equity-based compensation expense

•                  Adjusted EBITDA of $14.4 to $16.8 million

•                  Net income of $4.0 to $5.4 million

•                  Earnings per share of $0.11 to $0.15

The financial estimates set forth above do not include any potential impact from the mark-to-market of the Company’s $73 million interest rate swap in the fourth quarter.

On Assignment will hold its quarterly conference call to discuss its third quarter 2008 financial results tomorrow morning, Thursday October 30, 2008 at 6:00 a.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (800) 374-0509 or (706) 679-6365 ten minutes before the call. The conference code is 67522595. A replay of the conference call can be accessed from approximately 9:00 a.m. Pacific Time Thursday October 30, 2008 through Thursday November 6, 2008 by dialing (800) 642-1687 or (706) 645-9291 with the access code 67522595.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN’s site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment

On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 80 branch offices across the United States, United Kingdom, Netherlands, Canada, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release and the Supplemental Financial Information accompanying this release include non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2008.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margins, SG&A, Adjusted EBITDA, net income or earnings per share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, as filed with the SEC on May 12, 2008 and June 30, 2008, as filed with the SEC on August 8, 2008. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007

Revenues	$161,947	$148,657	$156,082	$470,442	$415,140
Cost of Services	109,138	101,130	105,418	319,541	283,912
Gross Profit	52,809	47,527	50,664	150,901	131,228
Selling, General and Administrative Expenses	39,190	38,326	38,826	117,713	111,579
Operating Income	13,619	9,201	11,838	33,188	19,649
Interest Expense	(2,366)	(2,940)	(2,323)	(7,351)	(8,064)
Interest Income	158	344	158	589	982
Other Income(Expense)	503	(915)	1,071	352	(484)
Income before Income Taxes	11,914	5,690	10,744	26,778	12,083
Income Tax Provision	4,977	2,435	4,652	11,346	4,979

Net Income	$6,937	$3,255	$6,092	$15,432	$7,104

Diluted Earnings Per Share	$0.19	$0.09	$0.17	$0.43	$0.20

Weighted Average Common and Common Equivalent Shares Outstanding—Diluted	36,071	35,886	35,838	35,795	35,744

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION

(In thousands)

(unaudited)

	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007
Revenues:
Life Sciences	$33,948	$34,431	$32,122	$98,653	$99,488

Healthcare Staffing	47,999	44,524	45,844	138,368	130,825

Physician Staffing	23,612	19,138	21,814	66,005	55,237

IT and Engineering	56,388	50,564	56,302	167,416	129,590
Consolidated Revenues	$161,947	$148,657	$156,082	$470,442	$415,140

Gross Profit:
Life Sciences	$11,609	$11,585	$10,602	$32,926	$33,361

Healthcare Staffing	12,265	11,295	12,092	35,121	32,882

Physician Staffing	7,455	5,564	6,702	19,967	16,511

IT and Engineering	21,480	19,083	21,268	62,887	48,474
Consolidated Gross Profit	$52,809	$47,527	$50,664	$150,901	$131,228

SELECTED CASH FLOW INFORMATION

(In thousands)

(unaudited)

	Quarter Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2008	2007	2008	2008	2007
Cash provided by Operations	$10,281	$8,568	$8,604	$25,726	$22,337
Capital Expenditures	1,348	1,685	2,465	6,344	4,339

SELECTED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(unaudited)

	As of
	September 30,		June 30,
	2008	2007	2008
Cash and Cash Equivalents	$48,737	$37,042	$40,051
Accounts Receivable, net	87,567	81,783	84,654
Intangible Assets, net	227,807	231,668	230,175
Total Assets	402,423	383,203	390,946
Current Portion of Long-Term Debt	1,040	1,450	693
Current Liabilities	48,156	43,389	46,275
Long-Term Debt	134,872	142,463	135,219
Other Long-Term Liabilities	5,709	5,891	3,707
Stockholders’ Equity	213,686	191,460	205,745

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE

(In thousands, except per share amounts)

(unaudited)

	Quarter Ended
	September 30, 2008		September 30, 2007		June 30, 2008
Net Income	$6,937	$0.19	$3,255	$0.09	$6,092	$0.17
Other Expense (Income)	(503)	(0.01)	915	0.03	(1,071)	(0.03)
Interest Expense, net	2,208	0.06	2,596	0.07	2,165	0.06
Income Tax Provision	4,977	0.14	2,435	0.07	4,652	0.13
Depreciation	1,202	0.03	1,624	0.05	1,216	0.03
Amortization of Intangibles	2,368	0.07	3,745	0.10	2,372	0.07
	17,189	0.48	14,570	0.41	15,426	0.43
Equity-based Compensation	1,596	0.04	1,472	0.04	1,560	0.04
Adjusted EBITDA	$18,785	$0.52	$16,042	$0.45	$16,986	$0.47

Weighted Average Common and Common Equivalent Shares Outstanding	36,071		35,886		35,838

	Nine Months Ended
	September 30, 2008		September 30, 2007
Net Income	$15,432	$0.43	$7,104	$0.20
Other Expense (Income)	(352)	(0.01)	484	0.01
Interest Expense, net	6,762	0.19	7,082	0.20
Income Tax Provision	11,346	0.32	4,979	0.14
Depreciation	3,774	0.10	4,516	0.12
Amortization of Intangibles	7,068	0.20	11,688	0.33
EBITDA	44,030	1.23	35,853	1.00
Equity-based Compensation	4,741	0.13	4,809	0.14
Adjusted EBITDA	$48,771	$1.36	$40,662	$1.14

Weighted Average Common and Common Equivalent Shares Outstanding	35,795		35,744

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA

(In thousands)

(unaudited)

	Estimated Range of Results Quarter Ending December 31, 2008
Net Income(1)	$4,000	$5,400
Interest Expense	2,200	2,200
Income Tax Provision	2,900	3,900
Depreciation and Amortization	3,800	3,800
EBITDA	12,900	15,300
Equity-based Compensation	1,500	1,500
Adjusted EBITDA	$14,400	$16,800

(1)	The financial estimates set forth above do not include any potential impact from the mark-to-market of the
Company’s $73 million interest rate swap in the fourth quarter.

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Unaudited)

(Dollars in thousands)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q3 2008	$33,948	$14,552	$33,447	$47,999	$23,612	$56,388	$161,947
Q2 2008	$32,122	$14,604	$31,240	$45,844	$21,814	$56,302	$156,082
% Sequential Change	5.7%	-0.4%	7.1%	4.7%	8.2%	0.2%	3.8%
Q3 2007	$34,431	$13,698	$30,826	$44,524	$19,138	$50,564	$148,657
% Year-over-Year Change	-1.4%	6.2%	8.5%	7.8%	23.4%	11.5%	8.9%

Gross Margins:
Q3 2008	34.2%	31.8%	22.8%	25.6%	31.6%	38.1%	32.6%
Q2 2008	33.0%	32.5%	23.5%	26.4%	30.7%	37.8%	32.5%
Q3 2007	33.6%	32.3%	22.3%	25.4%	29.1%	37.7%	32.0%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS

(Unaudited)

	Quarter Ended
	September 30, 2008	June 30, 2008
Percentage of Revenues:
Top Ten Clients	6.9%	7.0%
Direct Hire/Conversion	2.0%	1.8%

Bill Rate Increase:
% Sequential Growth	0.2%	1.7%
% Year-over-Year Growth	8.0%	11.3%

Bill/Pay Spread:
% Sequential Change	1.0%	2.0%
% Year-over-Year Growth	7.9%	11.1%

Average Headcount:
Contract Professionals (CP)	5,115	4,981
Staffing Consultants (SC)	742	784

Productivity:
Gross Profit per SC	$71,000	$65,000